Exhibit 99.1

Media Relations Department P.O. Box 1734, Atlanta, GA 30301 Telephone (404) 676-2121

CONTACT:    Investors: Jackson Kelly

(404) 676-7563

Media:  Dana Bolden

(404) 676-2683

THE COCA-COLA COMPANY

2009 SECOND QUARTER AND YEAR-TO-DATE RESULTS

Today, our Company reports continued growth in unit case volume, which drove global gains in volume and value share, as well as continued year-to-date growth in line with our long-term revenue and profit targets.

•                  Strong worldwide unit case volume growth of 4 percent in the quarter and 3 percent year-to-date; international unit case volume growth of 5 percent in the quarter and 4 percent year-to-date.

•                  Global volume and value share gains continued, with gains across most key markets and categories.

•                  Year-to-date reported operating income down 6 percent. Year-to-date comparable currency neutral operating income growth of 9 percent, exceeding our long-term growth target.

•                  Second quarter reported EPS was $0.88, up 44 percent versus prior year. Comparable EPS was $0.92, down 9 percent versus prior year reflecting negative currency impact.

•                  Strong cash generation, with year-to-date cash from operations increasing 14 percent.

•                  Productivity initiatives on track to achieve $500 million in annualized savings by year-end 2011; with plans to deliver more than half of the savings by year-end 2009.

- more -

ATLANTA, July 21, 2009 — Today, The Coca-Cola Company reports healthy second quarter 2009 operating results with unit case volume increasing 4 percent, successfully cycling 3 percent growth in the prior year quarter.  Internationally, we achieved broad-based unit case volume growth of 5 percent, cycling 5 percent growth in the prior year quarter. In the quarter, unit case volume growth increased strongly in key emerging markets with 33 percent growth in India and 14 percent growth in China.  We realized sound unit case volume growth in other key markets around the world including Japan, Brazil, Mexico, Argentina, Thailand, Korea and Northwest Europe.

Globally, we gained volume and value share in nonalcoholic ready-to-drink beverages for the eighth consecutive quarter.  Through our global Open Happiness campaign, we continue to grow brand Coca-Cola, up 3 percent in the quarter.  Notably, brand Coca-Cola growth was strong across both developed and emerging markets including 3 percent growth in Mexico, 5 percent growth in Japan, 6 percent growth in China and 29 percent growth in India.  Sparkling beverage unit case volume increased 2 percent in the quarter, with international sparkling beverage unit case volume increasing 4 percent, cycling 2 percent growth.  Still beverage unit case volume increased 8 percent in the quarter, led by sound growth across the portfolio, including juices and juice drinks, sports drinks, teas and water brands. Still beverage unit case volume increased 12 percent internationally and 1 percent in North America.

“We continue to deliver solid operating performance,” said Muhtar Kent, chairman and chief executive officer, The Coca-Cola Company.  “In the first half of the year, we delivered volume and profit results in line with our long-term growth targets, despite very challenging global economic conditions.  We outperformed the nonalcoholic ready-to-drink industry in most of our key markets and drove further global volume and value share gains. Our consistent strategies are working, and together with our productivity efforts, we are prudently focused on investing in the long-term growth of our resilient business.  Our investments in key growth markets contributed to the good performance in China, Mexico, India and Brazil. And, with our disciplined approach to productivity initiatives, we remain on track to achieve our $500 million target in annualized savings by 2011 and expect to deliver more than half of the savings by the end of this year.”

“We have also begun rolling out our 2020 Vision, the roadmap for winning together with our worldwide bottling partners.  Our 2020 Vision roadmap is bringing new clarity and focus to our global business and is ensuring that our system is ideally positioned to make the most of the abundant opportunities ahead of us.  We believe our unique global franchise model is the best way to win in the market, while providing sustainable profitable growth for our customers and shareowners.  Our priorities remain centered on superior execution to drive value for today while strategically investing in growth for tomorrow.  Over the next decade, we expect to see a global economy inevitably strengthened by attractive demographic shifts, rapid urbanization, renewed entrepreneurial energy and improved consumer sentiment.  These trends bode well for the future of The Coca-Cola Company and our system.”

FINANCIAL HIGHLIGHTS

Our reported operating income decreased 9 percent in the quarter versus the second quarter of 2008.  Items impacting comparability reduced second quarter operating income by $72 million in 2009 and by $110 million in 2008.  After considering these items, operating income was down 10 percent in the quarter. As in the first quarter, the relative strength of the U.S. dollar continued to impact our results.  Excluding the impact of currency, operating income increased 4 percent in the quarter on a comparable basis.  Year-to-date 2009, reported operating income decreased 6 percent, while comparable currency neutral operating income increased 9 percent, exceeding our long-term growth target.

For the second quarter of 2009, we are reporting earnings per share of $0.88, a 44 percent increase versus the second quarter of 2008.  Reported earnings per share for the second quarter of 2009 and 2008 included a net charge of $0.04 and $0.40 per share, respectively, primarily related to charges recorded by our equity method investees, restructuring charges and asset write-downs.  After considering the items impacting comparability, earnings per share in the quarter were $0.92, a decrease of 9 percent versus the second quarter of 2008.  Year-to-date 2009, reported earnings per share increased 18 percent, while comparable earnings per share decreased 7 percent.  Earnings per share continue to be negatively impacted by the relative strength of the U.S. dollar versus other currencies around the world.

OPERATING REVIEW

	Three Months Ended July 3, 2009
	% Favorable / (Unfavorable)
	Unit Case Volume	Net Revenues	Operating Income	Comparable Currency Neutral Operating Income
Total Company	4	(9)	(9)	4

Eurasia & Africa	7	(8)	(10)	9
Europe	1	(17)	(15)	0
Latin America	6	(6)	(11)	12
North America	(1)	(2)	0	1
Pacific	6	0	(2)	(2)
Bottling Investments	(3)	(17)	(22)	13

	Six Months Ended July 3, 2009
	% Favorable / (Unfavorable)
	Unit Case Volume	Net Revenues	Operating Income	Comparable Currency Neutral Operating Income
Total Company	3	(6)	(6)	9

Eurasia & Africa	5	(9)	(9)	13
Europe	(1)	(15)	(11)	3
Latin America	6	(6)	(11)	13
North America	(2)	3	13	15
Pacific	5	6	6	4
Bottling Investments	(4)	(15)	(69)	10

Eurasia & Africa

•                  Our Eurasia and Africa Group’s unit case volume increased 7 percent in the quarter, successfully cycling 6 percent growth in the prior year quarter.  Year-to-date, unit case volume increased 5 percent, cycling 6 percent growth in the prior year.  Net revenues for the quarter decreased 8 percent, reflecting a double-digit negative impact from currencies, partially offset by positive pricing and mix and a 2 percent increase in concentrate sales.  Operating income in the quarter decreased

10 percent, reflecting the decrease in net revenues primarily related to currency, and the continued investment in key marketing and business initiatives.

•                  Eurasia and Africa delivered solid unit case volume growth, with sparkling beverages increasing 6 percent and still beverages increasing 13 percent in the quarter.  Unit case volume increased across most markets in the quarter, led by India increasing 33 percent, cycling 6 percent growth in the prior year.  India gained volume and value share in both sparkling and still beverages.  Southern Eurasia increased unit case volume 5 percent in the quarter, cycling 11 percent growth in the prior year.

•                  In the quarter, unit case volume growth was even in South Africa, increased 9 percent in Nigeria, increased 15 percent in Pakistan and increased 4 percent in Turkey.  Russia’s unit case volume declined 9 percent in the quarter, reflecting the impact of a continued challenging macroeconomic environment.

Europe

•                  Our Europe Group’s unit case volume increased 1 percent in the quarter, cycling even volume performance in the prior year quarter, reflecting a challenging macroeconomic environment.  Year-to-date, unit case volume decreased 1 percent, cycling 2 percent growth in the prior year.  Net revenues for the quarter decreased 17 percent, primarily driven by a double-digit negative impact from currencies and a 2 percent decrease in concentrate sales, partially offset by positive pricing and mix.  Operating income decreased 15 percent reflecting the impact of the lower net revenues, primarily related to currency, partially offset by tight expense control.

•                  Unit case volume growth in Northwest Europe was partially offset by weakness in Spain and Eastern Europe due to significant macroeconomic challenges in those regions.

•                  In the quarter, Europe gained value share, and volume and value share across key countries.

Latin America

•                  Our Latin America Group continued to deliver strong unit case volume growth of 6 percent in the quarter, successfully cycling 7 percent growth in the prior year quarter.  Year-to-date, unit case volume increased 6 percent, cycling 8 percent growth in the prior year. Net revenues for the quarter decreased 6 percent, primarily due to a double-digit negative impact from currencies, partially offset by an 8 percent increase in concentrate sales and positive pricing and mix.  Operating income for the quarter decreased 11 percent reflecting the net revenue decrease, primarily related to currency, and continuing investment in key marketing and business initiatives.

•                  Strong unit case volume growth of 6 percent in the quarter was led by a 6 percent increase in Mexico, a 5 percent increase in Brazil and a 6 percent increase in Argentina.

•                  Latin America delivered growth across the portfolio with sparkling beverages increasing 3 percent and still beverages increasing 24 percent for the quarter.  Notably brand Coca-Cola grew 4 percent and Trademark Coca-Cola grew 3 percent in the quarter.

North America

•                  Our North America Group’s unit case volume declined 1 percent in the quarter primarily due to the continuing difficult macroeconomic environment partially offset by holiday shifts into the quarter and strong customer and consumer programs.  In the quarter, Retail unit case volume declined 4 percent, while Foodservice and Hospitality unit case volume increased 7 percent, due to strong growth in still beverages through tea, coffee and smoothies, as well as improving trends in sparkling beverages.  Year-to-date, unit case volume decreased 2 percent, cycling even volume growth in the prior year. Net revenues for the quarter decreased 2 percent, reflecting a 1 percent decrease in concentrate sales and a 1 percent negative currency impact.  Operating income was even in the quarter reflecting tight expense control and a benefit from productivity initiatives.

•                  North America grew volume share slightly in the quarter and gained significant value share for the third consecutive quarter.

•                  Though integrated marketing programs positively impacted sparkling beverages and improved brand health, unit case volume for sparkling beverages declined 2 percent in the quarter reflecting industry-leading bottler pricing. Importantly,  Coca-Cola Zero unit case volume grew 24 percent in the quarter, delivering more than 12 consecutive quarters of double-digit growth.

•                  Still beverage unit case volume increased 1 percent in the quarter, led by strong performance in our Foodservice and Hospitality business. Strong share performance of Fuze, glacéau and Trademark Simply led to share gains for the eighth consecutive quarter. Additionally, the performance of these premium brands delivered significant value share gains in the quarter.

Pacific

•                  Our Pacific Group delivered unit case volume growth of 6 percent in the quarter, successfully cycling 5 percent growth in the prior year quarter. Year-to-date, unit case volume growth increased 5 percent, cycling 7 percent growth in the prior year. Net revenues for the quarter were even, reflecting an 8 percent increase in concentrate sales offset by negative country mix. Operating income for the quarter decreased 2 percent reflecting even net revenues and continued investments in key business initiatives and marketing efficiencies.

•                  Pacific delivered unit case volume growth across the portfolio with sparkling beverages increasing 7 percent and still beverages increasing 5 percent in the quarter. Importantly, Trademark Coca-Cola grew 6 percent in the quarter.

•                  In China, unit case volume grew 14 percent in the second quarter driven by double-digit growth in Trademark Sprite and Minute Maid as well as high single-digit growth in Trademark Coca-Cola, contributing to volume and value share gains across sparkling and still beverages.

•                  In Japan, unit case volume growth was 2 percent in the quarter and continued to outperform the nonalcoholic ready-to-drink industry resulting in the fifth consecutive quarter of share gains. Sparkling beverage unit case volume grew 6 percent in the quarter, led by Trademark Coca-Cola with unit case volume growth of 10 percent. Still beverage unit case volume growth of 1 percent was driven by unit case volume growth of 9 percent in Sokenbicha partially offset by a unit case volume decline in Georgia Coffee. Due to the weak economy, Georgia Coffee was negatively impacted by shifts away from the at-work vending channel.

Bottling Investments

•                  Our Bottling Investments Group’s unit case volume decreased 3 percent in the quarter, reflecting bottling divestitures in the prior year partially offset by organic growth. Net revenues decreased 17 percent in the quarter reflecting prior year divestitures, a double-digit negative currency impact and negative mix. Operating income declined 22 percent primarily driven by the prior year divestitures and a double-digit negative currency impact, partially offset by tight expense control.

FINANCIAL REVIEW

Net operating revenues for the second quarter decreased 9 percent, primarily driven by a 9 percent negative currency impact, a 2 percent negative impact from structural changes and a 1 percent negative impact from pricing and mix, offset by a 3 percent increase in concentrate sales. Structural changes relate to the divestiture of certain bottling operations in 2008. Excluding the impact of these divestitures, our comparable currency neutral net operating revenues increased 6 percent year-to-date, in line with our long-term growth target.

Cost of goods sold decreased 8 percent for the quarter. This decrease is primarily driven by a 3 percent increase in concentrate sales offset by a 5 percent decrease from currencies and a 3 percent decrease from structural changes related to bottling investments.

Selling, general and administrative expenses decreased 8 percent in the quarter primarily driven by an 8 percent negative currency impact. The positive impact from prior year divestitures was offset by the impact of lower incentive costs in the prior year and the timing of certain corporate expenses in the current quarter.

Second quarter operating income decreased 9 percent versus 2008. Items impacting comparability reduced second quarter operating income by $72 million in 2009 and by $110 million in 2008 and were related to restructuring costs, productivity initiatives and asset impairments. After considering items impacting comparability, operating income was down 10 percent for the quarter. Currency negatively impacted comparable operating income by 14 percent in the quarter. For the third quarter of 2009, we expect currencies to have an estimated 12 to 14 percent negative impact on operating income, including the anticipated benefits of our hedging coverage and the exchange rates we are cycling in the prior year. In addition, we currently expect currencies to have a low single-digit negative impact on operating income in the fourth quarter.

Cash from operations was $3.7 billion year-to-date compared with $3.2 billion in the prior year period, an increase of 14 percent. This increase was driven by an improvement in working capital versus the prior year.

Effective Tax Rate

The reported effective tax rate for the quarter was 24.9 percent. The underlying effective tax rate on operations for the quarter was 23.5 percent. The variance between the reported rate and the underlying rate was due to the tax impact of various separately disclosed items impacting comparability.

We estimate that our underlying effective tax rate on operations for the full year 2009 will be approximately 23.5 percent. Our estimated underlying effective tax rate reflects, among other items, our best estimates of 2009 operating results and foreign currency exchange rates. If actual results are different than these estimates the underlying effective tax rate could change. This rate does not reflect the impact of discrete events, which, if and when they occur, are separately recognized in the appropriate period.

Items Impacting Prior Year Results

Second quarter 2008 results included a net charge of $0.40 per share primarily related to charges recorded by our equity method investees, restructuring charges and asset write-downs.

First quarter 2008 results included a net charge of $0.03 per share primarily related to restructuring charges and asset write-downs.

NOTES

•                  All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.

•                  All references to unit case volume percentage changes are computed based on average daily sales for all periods presented.

•                  2009 year-to-date results are positively impacted by five additional selling days, which will be offset by six fewer selling days in the fourth quarter.

•                  Our long-term profit targets are on a comparable currency neutral basis.

CONFERENCE CALL

We are hosting a conference call with investors and analysts to discuss our 2009 second quarter and year-to-date results today at 9:30 a.m. (EDT). We invite investors to listen to the live audiocast of the conference call at our website,

www.thecoca-colacompany.com in the “Investors” section. A replay in downloadable MP3 format will also be available within 24 hours after the audiocast on our website. Further, the “Investors” section of our website includes a reconciliation of non-GAAP financial measures that may be used periodically by management when discussing our financial results with investors and analysts to our results as reported under GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(UNAUDITED)

(In millions except per share data)

	Three Months Ended
	July 3, 2009	June 27, 2008	% Change
Net Operating Revenues	$8,267	$9,046	(9)
Cost of goods sold	2,913	3,162	(8)
Gross Profit	5,354	5,884	(9)
Selling, general and administrative expenses	2,844	3,095	(8)
Other operating charges	72	110	—
Operating Income	2,438	2,679	(9)
Interest income	57	69	(17)
Interest expense	97	89	9
Equity income (loss) - net	310	(843)	—
Other income (loss) - net	20	101	—
Income Before Income Taxes	2,728	1,917	42
Income taxes	679	474	43
Consolidated Net Income	2,049	1,443	42
Less: Net income attributable to noncontrolling interests	12	21	(43)
Net Income Attributable to Shareowners of The Coca-Cola Company	$2,037	$1,422	43

Diluted Net Income Per Share *	$0.88	$0.61	44
Average Shares Outstanding - Diluted *	2,323	2,343

*                 For the three months ended July 3, 2009 and June 27, 2008, “Basic Net Income Per Share” was $0.88 for 2009 and $0.61 for 2008 based on “Average Shares Outstanding - Basic” of 2,313 and 2,316 for 2009 and 2008. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(UNAUDITED)

(In millions except per share data)

	Six Months Ended
	July 3, 2009	June 27, 2008	% Change
Net Operating Revenues	$15,436	$16,425	(6)
Cost of goods sold	5,503	5,786	(5)
Gross Profit	9,933	10,639	(7)
Selling, general and administrative expenses	5,468	5,891	(7)
Other operating charges	164	195	—
Operating Income	4,301	4,553	(6)
Interest income	117	134	(13)
Interest expense	182	206	(12)
Equity income (loss) - net	327	(706)	—
Other income (loss) - net	(20)	101	—
Income Before Income Taxes	4,543	3,876	17
Income taxes	1,135	922	23
Consolidated Net Income	3,408	2,954	15
Less: Net income attributable to noncontrolling interests	23	32	(28)
Net Income Attributable to Shareowners of The Coca-Cola Company	$3,385	$2,922	16

Diluted Net Income Per Share *	$1.46	$1.24	18
Average Shares Outstanding - Diluted *	2,319	2,349

*

For the six months ended July 3, 2009 and June 27, 2008, “Basic Net Income Per Share” was $1.46 for 2009 and $1.26 for 2008 based on “Average Shares Outstanding - Basic” of 2,313 and 2,319 for 2009 and 2008. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(UNAUDITED)

(In millions except par value)

	July 3, 2009	December 31, 2008
Assets
Current Assets
Cash and cash equivalents	$7,647	$4,701
Marketable securities	298	278
Trade accounts receivable, less allowances of $58 and $51, respectively	3,746	3,090
Inventories	2,483	2,187
Prepaid expenses and other assets	2,198	1,920
Total Current Assets	16,372	12,176
Equity Method Investments	5,804	5,316
Other Investments, Principally Bottling Companies	488	463
Other Assets	1,859	1,733
Property, Plant and Equipment - net	8,904	8,326
Trademarks With Indefinite Lives	6,143	6,059
Goodwill	4,092	4,029
Other Intangible Assets	2,392	2,417
Total Assets	$46,054	$40,519

Liabilities and Equity
Current Liabilities
Accounts payable and accrued expenses	$6,356	$6,205
Loans and notes payable	6,382	6,066
Current maturities of long-term debt	49	465
Accrued income taxes	780	252
Total Current Liabilities	13,567	12,988
Long-Term Debt	5,017	2,781
Other Liabilities	3,051	3,011
Deferred Income Taxes	902	877
The Coca-Cola Company Shareowners’ Equity
Common stock, $0.25 par value; Authorized - 5,600 shares; Issued - 3,520 and 3,519 shares, respectively	880	880
Capital surplus	8,111	7,966
Reinvested earnings	39,999	38,513
Accumulated other comprehensive income (loss)	(1,740)	(2,674)
Treasury stock, at cost - 1,205 and 1,207 shares, respectively	(24,174)	(24,213)
Equity Attributable to Shareowners of The Coca-Cola Company	23,076	20,472
Equity Attributable to Noncontrolling Interests	441	390
Total Equity	23,517	20,862
Total Liabilities and Equity	$46,054	$40,519

THE COCA-COLA COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(In millions)

	Six Months Ended
	July 3, 2009	June 27, 2008

Operating Activities
Consolidated net income	$3,408	$2,954
Depreciation and amortization	585	637
Stock-based compensation expense	107	152
Deferred income taxes	(83)	(222)
Equity income or loss, net of dividends	(191)	856
Foreign currency adjustments	1	(43)
Gains on sales of assets, including bottling interests	(15)	(111)
Other operating charges	106	159
Other items	141	34
Net change in operating assets and liabilities	(397)	(1,198)
Net cash provided by operating activities	3,662	3,218

Investing Activities
Acquisitions and investments, principally beverage and bottling companies and trademarks	(248)	(621)
Purchases of other investments	(17)	(140)
Proceeds from disposals of bottling companies and other investments	45	387
Purchases of property, plant and equipment	(980)	(896)
Proceeds from disposals of property, plant and equipment	32	46
Other investing activities	4	(10)
Net cash used in investing activities	(1,164)	(1,234)

Financing Activities
Issuances of debt	8,058	4,317
Payments of debt	(6,087)	(2,478)
Issuances of stock	74	459
Purchases of stock for treasury	(4)	(1,031)
Dividends	(1,899)	(884)
Net cash provided by financing activities	142	383

Effect of Exchange Rate Changes on Cash and Cash Equivalents	306	111

Cash and Cash Equivalents
Net increase during the period	2,946	2,478
Balance at beginning of period	4,701	4,093
Balance at end of period	$7,647	$6,571

THE COCA-COLA COMPANY AND SUBSIDIARIES

Operating Segments

(UNAUDITED)

(In millions)

Three Months Ended

	Net Operating Revenues			Operating Income (Loss)			Income (Loss) Before Income Taxes
	July 3, 2009 (1)	June 27, 2008 (4)	% Fav. / (Unfav.)	July 3, 2009 (2)	June 27, 2008 (5)	% Fav. / (Unfav.)	July 3, 2009 (2), (3)	June 27, 2008 (5), (6), (7)	% Fav. / (Unfav.)
Eurasia & Africa	$615	$667	(8)	$243	$269	(10)	$253	$274	(8)
Europe	1,453	1,743	(17)	861	1,016	(15)	880	1,027	(14)
Latin America	898	960	(6)	472	531	(11)	470	537	(12)
North America	2,210	2,256	(2)	455	457	0	461	460	0
Pacific	1,322	1,324	0	594	604	(2)	587	599	(2)
Bottling Investments	2,242	2,701	(17)	122	156	(22)	420	(694)	—
Corporate	35	29	21	(309)	(354)	13	(343)	(286)	(20)
Eliminations	(508)	(634)	—	—	—	—	—	—	—
Consolidated	$8,267	$9,046	(9)	$2,438	$2,679	(9)	$2,728	$1,917	42

(1)

Intersegment revenues for the three months ended July 3, 2009, were approximately $69 million for Eurasia and Africa, $242 million for Europe, $37 million for Latin America, $37 million for North America, $87 million for Pacific and $36 million for Bottling Investments.

(2)

Operating income (loss) and income (loss) before income taxes for the three months ended July 3, 2009, were reduced by approximately $3 million for Eurasia and Africa, $1 million for Europe, $8 million for North America, $26 million for Bottling Investments and $34 million for Corporate, primarily as a result of restructuring costs, an asset impairment and productivity initiatives.

(3)

Income (loss) before income taxes for the three months ended July 3, 2009, was reduced by approximately $10 million for Bottling Investments, primarily attributable to our proportionate share of restructuring costs recorded by certain of our equity method investees.

(4)

Intersegment revenues for the three months ended June 27, 2008, were approximately $66 million for Eurasia and Africa, $299 million for Europe, $63 million for Latin America, $16 million for North America, $97 million for Pacific and $93 million for Bottling Investments.

(5)

Operating income (loss) and income (loss) before income taxes for the three months ended June 27, 2008, were reduced by approximately $4 million for North America, $9 million for Bottling Investments and $97 million for Corporate, primarily attributable to restructuring costs, contract termination fees, asset impairments and productivity initiatives.

(6)

Income (loss) before income taxes for the three months ended June 27, 2008, was reduced by approximately $1.1 billion for Bottling Investments, primarily as a result of our proportionate share of an impairment charge recorded by Coca-Cola Enterprises Inc. (“CCE”).

(7)

Income (loss) before income taxes for the three months ended June 27, 2008, was increased by approximately $102 million for Bottling Investments and Corporate, primarily due to the gain on the sale of Refrigerantes Minas Gerais Ltda. (“Remil”), a bottler in Brazil, to Coca-Cola FEMSA, S.A.B. de C.V. (“Coca-Cola FEMSA”).

THE COCA-COLA COMPANY AND SUBSIDIARIES

Operating Segments

(UNAUDITED)

(In millions)

Six Months Ended

	Net Operating Revenues			Operating Income (Loss)			Income (Loss) Before Income Taxes
	July 3, 2009 (1)	June 27, 2008 (5)	% Fav. / (Unfav.)	July 3, 2009 (2)	June 27, 2008 (6)	% Fav. / (Unfav.)	July 3, 2009 (2), (3), (4)	June 27, 2008 (6), (7), (8)	% Fav. / (Unfav.)
Eurasia & Africa	$1,118	$1,228	(9)	$450	$496	(9)	$455	$501	(9)
Europe	2,633	3,097	(15)	1,553	1,751	(11)	1,577	1,769	(11)
Latin America	1,758	1,861	(6)	926	1,037	(11)	927	1,044	(11)
North America	4,266	4,154	3	883	781	13	887	785	13
Pacific	2,462	2,328	6	1,050	992	6	1,040	983	6
Bottling Investments	4,064	4,790	(15)	53	173	(69)	377	(535)	—
Corporate	52	57	(9)	(614)	(677)	9	(720)	(671)	(7)
Eliminations	(917)	(1,090)	—	—	—	—	—	—	—
Consolidated	$15,436	$16,425	(6)	$4,301	$4,553	(6)	$4,543	$3,876	17

(1)

Intersegment revenues for the six months ended July 3, 2009, were approximately $114 million for Eurasia and Africa, $442 million for Europe, $69 million for Latin America, $49 million for North America, $181 million for Pacific and $62 million for Bottling Investments.

(2)

Operating income (loss) and income (loss) before income taxes for the six months ended July 3, 2009, were reduced by approximately $3 million for Eurasia and Africa, $1 million for Europe, $13 million for North America, $91 million for Bottling Investments and $56 million for Corporate, primarily as a result of restructuring costs, asset impairments and productivity initiatives.

(3)

Income (loss) before income taxes for the six months ended July 3, 2009, was reduced by approximately $61 million for Bottling Investments and $1 million for Corporate, primarily attributable to our proportionate share of asset impairment charges and restructuring costs recorded by certain of our equity method investees.

(4)	Income (loss) before income taxes for the six months ended July 3, 2009, was reduced by approximately $27 million for Corporate due to an other-than-temporary impairment of a cost method investment.

(5)

Intersegment revenues for the six months ended June 27, 2008, were approximately $107 million for Eurasia and Africa, $530 million for Europe, $120 million for Latin America, $30 million for North America, $188 million for Pacific and $115 million for Bottling Investments.

(6)

Operating income (loss) and income (loss) before income taxes for the six months ended June 27, 2008, were reduced by approximately $6 million for North America, $13 million for Bottling Investments and $176 million for Corporate, primarily attributable to restructuring costs, contract termination fees, asset impairments and productivity initiatives.

(7)

Income (loss) before income taxes for the six months ended June 27, 2008, was reduced by approximately $1.1 billion for Bottling Investments, primarily as a result of our proportionate share of an impairment charge recorded by CCE.

(8)

Income (loss) before income taxes for the six months ended June 27, 2008, was increased by approximately $102 million for Bottling Investments and Corporate, primarily due to the gain on the sale of Remil to Coca-Cola FEMSA.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

(UNAUDITED)

(In millions except per share data)

	Three Months Ended July 3, 2009								% Change -
		Items Impacting Comparability				After			After
	Reported (GAAP)	Asset Impairments/ Restructuring	Productivity Initiatives	Equity Investees	Certain Tax Matters (1)	Considering Items (Non-GAAP)	% Change - Reported (GAAP)		Considering Items (Non-GAAP)
Net Operating Revenues	$8,267					$8,267	(9	) (2)	(9	) (3)
Cost of goods sold	2,913					2,913	(8)		(8)
Gross Profit	5,354					5,354	(9)		(9)
Selling, general and administrative expenses	2,844					2,844	(8)		(8)
Other operating charges	72	$(56)	$(16)			—	—		—
Operating Income	2,438	56	16			2,510	(9)		(10	) (4)
Interest income	57					57	(17)		(17)
Interest expense	97					97	9		9
Equity income - net	310			$10		320	—		11
Other income (loss) - net	20					20	—		—
Income Before Income Taxes	2,728	56	16	10		2,810	42		(8)
Income taxes	679	4	6	2	$(33)	658	43		(1)
Consolidated Net Income	2,049	52	10	8	33	2,152	42		(10)
Less: Net income attributable to noncontrolling interests	12					12	(43)		(43)
Net Income Attributable to Shareowners of The Coca-Cola Company	$2,037	$52	$10	$8	$33	$2,140	43		(10)
Diluted Net Income Per Share	$0.88	$0.02	$0.00	$0.00	$0.01	$0.92	(5) 44		(9)
Average Shares Outstanding - Diluted	2,323	2,323	2,323	2,323	2,323	2,323

Gross Margin	64.8%					64.8%
Operating Margin	29.5%					30.4%
Effective Tax Rate	24.9%					23.4	% (6)

	Three Months Ended June 27, 2008
		Items Impacting Comparability					After
	Reported (GAAP)	Asset Impairments/ Restructuring	Productivity Initiatives	Equity Investees	Transaction Gains	Certain Tax Matters (1)	Considering Items (Non-GAAP)
Net Operating Revenues	$9,046						$9,046
Cost of goods sold	3,162						3,162
Gross Profit	5,884						5,884
Selling, general and administrative expenses	3,095						3,095
Other operating charges	110	$(101)	$(9)				—
Operating Income	2,679	101	9				2,789
Interest income	69						69
Interest expense	89						89
Equity income (loss) - net	(843)			$1,132			289
Other income (loss) - net	101				$(102)		(1)
Income Before Income Taxes	1,917	101	9	1,132	(102)		3,057
Income taxes	474	22	2	230	(32)	$(29)	667
Consolidated Net Income	1,443	79	7	902	(70)	29	2,390
Less: Net income attributable to noncontrolling interests	21						21
Net Income Attributable to Shareowners of The Coca-Cola Company	$1,422	$79	$7	$902	$(70)	$29	$2,369
Diluted Net Income Per Share	$0.61	$0.03	$0.00	$0.38	$(0.03)	$0.01	$1.01	(5)
Average Shares Outstanding - Diluted	2,343	2,343	2,343	2,343	2,343	2,343	2,343

Gross Margin	65.0%						65.0%
Operating Margin	29.6%						30.8%
Effective Tax Rate	24.7%						21.8%

Note:  Items to consider for comparability include primarily charges, gains, and accounting changes. Charges and accounting changes negatively impacting net income are reflected as increases to reported net income. Gains and accounting changes positively impacting net income are reflected as deductions to reported net income.

(1)  Primarily related to changes in reserves related to certain tax matters.

(2)  Net operating revenues excluding structural changes:

	2009	2008	% Change
Reported net operating revenues	$8,267	$9,046	(9)
Structural changes	—	(177)	—
Net operating revenues excluding structural changes	$8,267	$8,869	(7)

(3)  Net operating revenues after considering items impacting comparability for the three months ended July 3, 2009 includes a negative currency impact of approximately 9%. Currency neutral net operating revenue growth after considering items impacting comparability is 0%. Currency neutral net operating revenue growth includes a negative impact from structural changes of approximately 2%. Currency neutral net operating revenue growth after considering items impacting comparability and structural changes is 2%.

(4)  Operating income after considering items impacting comparability for the three months ended July 3, 2009 includes a negative currency impact of approximately 14%. Currency neutral operating income growth after considering items impacting comparability is 4%.

(5)  Per share amounts do not add due to rounding.

(6)  Effective tax rate after considering impact of net income attributable to noncontrolling interests:

2009
Income before income taxes of $2,810 less net income attributable to noncontrolling interests of $12	$2,798
Income taxes	$658
Effective tax rate after considering impact of net income attributable to noncontrolling interests	23.5%

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures used in managing the business may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain items that impact the overall comparability. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. See the tables above for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended July 3, 2009 and June 27, 2008. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

(UNAUDITED)

(In millions except per share data)

	Six Months Ended July 3, 2009								% Change -
		Items Impacting Comparability				After			After
	Reported (GAAP)	Asset Impairments/ Restructuring	Productivity Initiatives	Equity Investees	Certain Tax Matters (1)	Considering Items (Non-GAAP)	% Change - Reported (GAAP)		Considering Items (Non-GAAP)
Net Operating Revenues	$15,436					$15,436	(6	) (2)	(6	) (3)
Cost of goods sold	5,503					5,503	(5)		(5)
Gross Profit	9,933					9,933	(7)		(7)
Selling, general and administrative expenses	5,468					5,468	(7)		(7)
Other operating charges	164	$(131)	$(33)			—	—		—
Operating Income	4,301	131	33			4,465	(6)		(6	) (4)
Interest income	117					117	(13)		(13)
Interest expense	182					182	(12)		(12)
Equity income - net	327			$62		389	—		(8)
Other income (loss) - net	(20)	27				7	—		—
Income Before Income Taxes	4,543	158	33	62		4,796	17		(6)
Income taxes	1,135	7	12	15	$(47)	1,122	23		1
Consolidated Net Income	3,408	151	21	47	47	3,674	15		(8)
Less: Net income attributable to noncontrolling interests	23					23	(28)		(28)
Net Income Attributable to Shareowners of The Coca-Cola Company	$3,385	$151	$21	$47	$47	$3,651	16		(8)
Diluted Net Income Per Share	$1.46	$0.07	$0.01	$0.02	$0.02	$1.57	(5) 18		(7)
Average Shares Outstanding - Diluted	2,319	2,319	2,319	2,319	2,319	2,319

Gross Margin	64.3%					64.3%
Operating Margin	27.9%					28.9%
Effective Tax Rate	25.0%					23.4	% (6)

	Six Months Ended June 27, 2008
		Items Impacting Comparability					After
	Reported (GAAP)	Asset Impairments/ Restructuring	Productivity Initiatives	Equity Investees	Transaction Gains	Certain Tax Matters (1)	Considering Items (Non-GAAP)
Net Operating Revenues	$16,425						$16,425
Cost of goods sold	5,786						5,786
Gross Profit	10,639						10,639
Selling, general and administrative expenses	5,891						5,891
Other operating charges	195	$(183)	$(12)				—
Operating Income	4,553	183	12				4,748
Interest income	134						134
Interest expense	206						206
Equity income (loss) - net	(706)			$1,127			421
Other income (loss) - net	101				$(102)		(1)
Income Before Income Taxes	3,876	183	12	1,127	(102)		5,096
Income taxes	922	36	3	216	(32)	$(31)	1,114
Consolidated Net Income	2,954	147	9	911	(70)	31	3,982
Less: Net income attributable to noncontrolling interests	32						32
Net Income Attributable to Shareowners of The Coca-Cola Company	$2,922	$147	$9	$911	$(70)	$31	$3,950
Diluted Net Income Per Share	$1.24	$0.06	$0.00	$0.39	$(0.03)	$0.01	$1.68	(5)
Average Shares Outstanding - Diluted	2,349	2,349	2,349	2,349	2,349	2,349	2,349

Gross Margin	64.8%						64.8%
Operating Margin	27.7%						28.9%
Effective Tax Rate	23.8%						21.9%

Note:  Items to consider for comparability include primarily charges, gains, and accounting changes.  Charges and accounting changes negatively impacting net income are reflected as increases to reported net income.  Gains and accounting changes positively impacting net income are reflected as deductions to reported net income.

(1)  Primarily related to changes in reserves related to certain tax matters.

(2)  Net operating revenues excluding structural changes:

	2009	2008	% Change
Reported net operating revenues	$15,436	$16,425	(6)
Structural changes	—	(347)	—
Net operating revenues excluding structural changes	$15,436	$16,078	(4)

(3)  Net operating revenues after considering items impacting comparability for the six months ended July 3, 2009 includes a negative currency impact of approximately 9%.  Currency neutral net operating revenue growth after considering items impacting comparability is 3%.  Currency neutral net operating revenue growth includes a negative impact from structural changes of approximately 2%.  Currency neutral net operating revenue growth after considering items impacting comparability and structural changes is 6%.  Items do not add due to rounding.

(4)  Operating income after considering items impacting comparability for the six months ended July 3, 2009 includes a negative currency impact of approximately 15%.  Currency neutral operating income growth after considering items impacting comparability is 9%.

(5)  Per share amounts do not add due to rounding.

(6)  Effective tax rate after considering impact of net income attributable to noncontrolling interests:

2009
Income before income taxes of $4,796 less net income attributable to noncontrolling interests of $23	$4,773
Income taxes	$1,122
Effective tax rate after considering impact of net income attributable to noncontrolling interests	23.5%

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP).  However, management believes that certain non-GAAP financial measures used in managing the business may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain items that impact the overall comparability.  Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.  See the tables above for supplemental financial data and corresponding reconciliations to GAAP financial measures for the six months ended July 3, 2009 and June 27, 2008. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

Operating Income (Loss) by Segment

(UNAUDITED)

(In millions)

										% Favorable
	Three Months Ended July 3, 2009				Three Months Ended June 27, 2008					(Unfavorable) -
		Items Impacting Comparability		After		Items Impacting Comparability		After	% Favorable	After Considering
		Asset		Considering		Asset		Considering	(Unfavorable) -	Items
	Reported	Impairments/	Productivity	Items	Reported	Impairments/	Productivity	Items	Reported	(Non-GAAP)
	(GAAP)	Restructuring	Initiatives	(Non-GAAP)	(GAAP)	Restructuring	Initiatives	(Non-GAAP)	(GAAP)	(1)
Eurasia & Africa	$243	$3		$246	$269			$269	(10)	(9)
Europe	861		$1	862	1,016			1,016	(15)	(15)
Latin America	472			472	531			531	(11)	(11)
North America	455	8		463	457	$4		461	0	0
Pacific	594			594	604			604	(2)	(2)
Bottling Investments	122	26		148	156	9		165	(22)	(10)
Corporate	(309)	19	15	(275)	(354)	88	$9	(257)	13	(7)
Consolidated	$2,438	$56	$16	$2,510	$2,679	$101	$9	$2,789	(9)	(10)

(1) Currency neutral operating income growth after considering items impacting comparability for each operating segment is calculated as follows:

	% Favorable (Unfavorable) - After Considering Items (Non-GAAP)	% Currency Impact After Considering Items Impacting Comparability	% Favorable (Unfavorable) - Currency Neutral After Considering Items (Non-GAAP)

Eurasia & Africa	(9)	(18)	9
Europe	(15)	(15)	0
Latin America	(11)	(23)	12
North America	0	(1)	1
Pacific	(2)	0	(2)
Bottling Investments	(10)	(23)	13
Corporate	(7)	(9)	2
Consolidated	(10)	(14)	4

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP).  However, management believes that certain non-GAAP financial measures used in managing the business may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain items that impact the overall comparability. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.  See the tables above for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended July 3, 2009 and June 27, 2008. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

Operating Income (Loss) by Segment

(UNAUDITED)

(In millions)

										% Favorable
	Six Months Ended July 3, 2009				Six Months Ended June 27, 2008					(Unfavorable) -
		Items Impacting Comparability		After		Items Impacting Comparability		After	% Favorable	After Considering
		Asset		Considering		Asset		Considering	(Unfavorable) -	Items
	Reported	Impairments/	Productivity	Items	Reported	Impairments/	Productivity	Items	Reported	(Non-GAAP)
	(GAAP)	Restructuring	Initiatives	(Non-GAAP)	(GAAP)	Restructuring	Initiatives	(Non-GAAP)	(GAAP)	(1)
Eurasia & Africa	$450	$3		$453	$496			$496	(9)	(9)
Europe	1,553		$1	1,554	1,751			1,751	(11)	(11)
Latin America	926			926	1,037			1,037	(11)	(11)
North America	883	13		896	781	$6		787	13	14
Pacific	1,050			1,050	992			992	6	6
Bottling Investments	53	91		144	173	13		186	(69)	(23)
Corporate	(614)	24	32	(558)	(677)	164	$12	(501)	9	(11)
Consolidated	$4,301	$131	$33	$4,465	$4,553	$183	$12	$4,748	(6)	(6)

(1) Currency neutral operating income growth after considering items impacting comparability for each operating segment is calculated as follows:

	% Favorable (Unfavorable) - After Considering Items (Non-GAAP)	% Currency Impact After Considering Items Impacting Comparability	% Favorable (Unfavorable) - Currency Neutral After Considering Items (Non-GAAP)

Eurasia & Africa	(9)	(22)	13
Europe	(11)	(14)	3
Latin America	(11)	(24)	13
North America	14	(1)	15
Pacific	6	2	4
Bottling Investments	(23)	(33)	10
Corporate	(11)	(11)	0
Consolidated	(6)	(15)	9

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP).  However, management believes that certain non-GAAP financial measures used in managing the business may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain items that impact the overall comparability. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.  See the tables above for supplemental financial data and corresponding reconciliations to GAAP financial measures for the six months ended July 3, 2009 and June 27, 2008. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

The Coca-Cola Company

The Coca-Cola Company is the world’s largest beverage company, refreshing consumers with nearly 500 sparkling and still brands. Along with Coca-Cola, recognized as the world’s most valuable brand, the Company’s portfolio includes 12 other billion dollar brands, including Diet Coke, Fanta, Sprite, Coca-Cola Zero, vitaminwater, Powerade, Minute Maid and Georgia Coffee. Globally, we are the No. 1 provider of sparkling beverages, juices and juice drinks and ready-to-drink teas and coffees. Through the world’s largest beverage distribution system, consumers in more than 200 countries enjoy the Company’s beverages at a rate of nearly 1.6 billion servings a day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that protect the environment, conserve resources and enhance the economic development of the communities where we operate. For more information about our Company, please visit our website at www.thecoca-colacompany.com.

Forward-Looking Statements

This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health concerns; scarcity and quality of water; changes in the nonalcoholic beverages business environment, including changes in consumer preferences based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs, changes in lifestyles and competitive product and pricing pressures; impact of the global credit crisis on our liquidity and financial performance; our ability to expand our operations in developing and emerging markets; foreign currency exchange rate fluctuations; increases in interest rates; our ability to maintain good relationships with our bottling partners; the financial condition of our bottling partners; our ability and the ability of our bottling partners to maintain good labor relations, including the ability to renew collective bargaining agreements on satisfactory terms and avoid strikes, work stoppages or labor unrest; increase in the cost, disruption of supply or shortage of energy; increase in cost, disruption of supply or shortage of ingredients or packaging materials; changes in laws and regulations relating to beverage containers and packaging, including container deposit, recycling, eco-tax and/or product stewardship laws or regulations; adoption of significant additional labeling or warning requirements; unfavorable general economic conditions in the United States or other major markets; unfavorable economic and political conditions in international markets, including civil unrest and product boycotts; changes in commercial or market practices and business model within the European Union; litigation uncertainties; adverse weather conditions; our ability to maintain brand image and corporate reputation as well as other product issues such as product recalls; changes in legal and regulatory environments; changes in accounting standards and taxation requirements; our ability to achieve overall long-term goals; our ability to protect our information systems; additional impairment charges; our ability to successfully manage Company-owned bottling operations; the impact of climate change on our business; global or regional catastrophic events; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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